Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (File No. 333-206534) on Form S-8 of our report dated August 25, 2026, appearing in this Annual Report on Form 11-K of the Rocky Mountain Chocolate Factory, Inc. 401(k) Plan for the year ended February 28, 2026.

Caron & Bletzer,PLLC

August 25, 2026